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                            ADVANCED MAGNETICS, INC.

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                  Exhibit 11 - Statement Re Computation of Per
                   Share Earnings Attached to and made part of
                          Part II of Form 10-Q for the
   Three-Month and Six-Month Periods Ended March 31, 1997 and 1996 (unaudited)



                                                Three-Month Periods             Six-Month Periods
                                                  Ended March 31,                Ended March 31,
                                                  ---------------                ---------------
                                                 1997           1996            1997         1996
                                                 ----           ----            ----         ----

Weighted average number of shares
   issued and outstanding ...............     6,738,211      6,765,007       6,748,239     6,760,299

Assumed exercise of options reduced
   by the number of shares which
   could have been purchased with
   the proceeds of those options ........            --             --          80,672            --


As adjusted .............................     6,738,211      6,765,007       6,828,911     6,760,299
                                              =========      =========       =========     =========

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